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                                                                       EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                            CORUS ENTERTAINMENT INC.

                                       AND

                                LIBERTY CJR, INC.



                          DATED AS OF FEBRUARY 18, 2000


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                          REGISTRATION RIGHTS AGREEMENT


         MEMORANDUM OF AGREEMENT made as of the 18th day of February, 2000.

B E T W E E N:

                 CORUS ENTERTAINMENT INC.,
                 a corporation incorporated under the
                 laws of Canada,

                 (hereinafter referred to as the "Company"),

                         - and -

                 LIBERTY CJR, INC.,
                 a corporation incorporated
                 under the laws of the State of Delaware,

                 (hereinafter referred to as the "Purchaser").


         WHEREAS the Purchaser has entered into an agreement dated February 18, 2000 with the Company, Shaw Communications Inc., CanWest Global Communications Corp. and WIC Western International Communications Ltd. (the "Purchase Agreement") relating to the purchase by the Purchaser of Class B non-voting participating shares of the Company;

         NOW THEREFORE, in connection with the Purchaser entering into the Purchase Agreement, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

1.1 As used in this Agreement, the following terms shall have the meanings ascribed to them below. Unless the context requires, any reference herein to a "Section", "subsection", "paragraph" or "subparagraph" refers to a Section "subsection", "paragraph" or "subparagraph", as the case may be, of this Agreement, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision:

         "ADDITIONAL PIGGYBACK RIGHTS" means piggyback registration rights granted by the Company to other holders of Class B Shares after the date hereof which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement.


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                                      -2-



         "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

         "CLAIMS" is defined in Section 12.1.

         "CLASS B SHARES" means the Class B non-voting participating shares in the capital of the Company.

         "COMPANY" means Corus Entertainment Inc.

         "CONTROLLING PERSON" is defined in Section 12.1.

         "DEMAND EXERCISE NOTICE" is defined in Section 2.1.

         "DEMAND REGISTRATION" is defined in Section 2.1.

         "DEMAND REGISTRATION REQUEST" is defined in Section 2.1.

         "DEMAND REGISTRATION STATEMENT" is defined in Section 2.1.

         "DEMANDING HOLDER" means the Purchaser and any Transferee to whom the Purchaser has assigned its rights under Section 2.1, provided that the Purchaser has given written notice to the Company of such assignment.

         "EFFECTIVE TIME" means the time and date as of which the SEC declares the related Demand Registration Statement effective or as of which the related Demand Registration Statement otherwise becomes effective.

         "ELECTING HOLDER" means a Holder electing to be included under the applicable Secondary Offering Registration Statement.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         "EXPENSES" is defined in Section 7.1.

         "HOLDER" or "HOLDERS" means (i) the Purchaser and (ii) any Transferee.

         "LIBERTY ENTITY" means the Purchaser and any Affiliate of the Purchaser.


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                                      -3-



         "MAJOR HOLDER" means, with respect to any secondary offering involving a Secondary Offering Registration Statement, the Person that, together with its Affiliates, includes the largest number of Class B Shares in such secondary offering.

         "MANAGER" is defined in Section 5.1.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NYSE" means the New York Stock Exchange, Inc.

         "NON-LIBERTY DEMAND REGISTRATION REQUEST" means a Demand Registration Request made by a Holder that is not a Liberty Entity.

         "OTHER DEMAND RIGHTS" means any contractual demand registration rights granted by the Company to other holders of Class B Shares after the date hereof which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement.

         "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "PIGGYBACK REGISTRATION" is defined in Section 3.1.

         "PIGGYBACK REQUEST" is defined in Section 3.1.

         "POSTPONEMENT PERIOD" is defined in Section 2.2.

         "PURCHASE AGREEMENT" is defined in the recitals hereto.

         "PURCHASER" means Liberty CJR, Inc.

         "REGISTRABLE SHARES" means any Class B Shares purchased by the Purchaser pursuant to the Purchase Agreement and held by a Holder, or any shares into which such Class B Shares are reclassified as a result of any subdivision, redivision, reduction, combination or consolidation, of for which such Class B Shares may be exchanged or converted. As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, or (ii) all such shares may be sold by the Holder thereof (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision)



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                                      -4-


         under the Securities Act without being limited by the volume limitations of paragraph (e) of Rule 144.

         "RULE 144", "RULE 144A", "RULE 405" and "RULE 415" means, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

         "SEC" means the United States Securities and Exchange Commission.

         "SECONDARY OFFERING REGISTRATION STATEMENT" means (i) any Demand Registration Statement required to be filed by the Company pursuant to
         Section 2 hereof, and/or (ii) any piggyback registration statement filed or required to be filed by the Company pursuant to Section 3 hereof, in each case, as applicable. As used herein, references to a Secondary Offering Registration Statement in the singular shall, if applicable, be deemed to be in the plural.

         "SECTION 5.1 SALE NUMBER" is defined in Section 5.1.

         "SECTION 5.2 SALE NUMBER" is defined in Section 5.2.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "TRANSFEREE" is defined in Section 16.4.

         "US$", "$" or "U.S. DOLLARS" means lawful currency of the United States of America.

         "U.S. INITIAL PUBLIC OFFERING" means a distribution to the public of Class B Shares in any state of the United States pursuant to a registration statement and the concurrent listing of such shares for trading on The Nasdaq Stock Market, the American Stock Exchange or the NYSE.

         "VALID BUSINESS REASON" is defined in subsection 2.2(d).

                                   SECTION 2

                  DEMAND REGISTRATION OF THE REGISTRABLE SHARES

2.1 (a) Subject to Sections 2.2 and 5, at any time and from time to time after the Registrable Shares are listed for trading on the NYSE, the Purchaser shall have the right to require the Company to file a registration statement under the Securities Act covering the Purchaser's Registrable Shares, by delivering a written request therefor to the Company specifying the number of Registrable Shares


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                                      -5-




to be included in such registration by the Purchaser and the intended method of distribution thereof. All such requests by the Purchaser pursuant to this
Section 2.1 are referred to herein as "DEMAND REGISTRATION REQUESTS" and the registrations so requested are referred to herein as "DEMAND REGISTRATIONS". As promptly as practicable, but no later than 15 days after receipt of a Demand Registration Request, the Company shall give written notice (the "DEMAND EXERCISE NOTICE") of such Demand Registration Request to all Holders of record of Registrable Shares.

         (b) The Company, subject to Sections 5 and 8, shall include in a Demand Registration (x) the Registrable Shares of the Demanding Holder and (y) the Registrable Shares of any other Holder which shall have made a written request to the Company for inclusion of Registrable Shares in such registration (which request shall specify the maximum number of Registrable Shares intended to be disposed of by such Holder) within 30 days after the giving of the Demand Exercise Notice (or 15 days if, at the request of the Demanding Holder, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3 or F-3).

         (c) The Company shall use its reasonable best efforts to, as soon as practicable but in no event more than 45 days after receipt of a Demand Registration Request, file a registration statement under the Securities Act (a "DEMAND REGISTRATION STATEMENT") for distribution in accordance with such intended method of distribution, and will use its reasonable best efforts to cause such Demand Registration Statement to be declared effective as soon thereafter as practicable.

2.2 The Demand Registration rights granted to the Holders in Section 2.1 are subject to the following limitations:

         (a) no Demand Registration Request under this Agreement may be made during any period described in Section 9.1;

         (b) each registration in respect of a Demand Registration Request must include, in the aggregate, Class B Shares representing:

                  (i) (including Registrable Shares included in such registration by all holders of Additional Piggyback Rights) an amount of Class B Shares having an aggregate market value on the NYSE calculated as of any date within ten trading days before the date of the Demand Registration Request of U.S.$25,000,000 or more (unless such Demand Registration Request is in respect of all remaining Registrable Shares owned by the Holders, in which case such dollar threshold shall not apply); or

                  (ii)     all of the Registrable Shares of the Electing
                           Holders;


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         (c)      the Company shall not be required to effect more than three
                  Demand Registrations under this Agreement;

         (d) if the Board of Directors of the Company, in its good faith judgment, determines that the Demand Registration should not be made or continued because it would materially adversely effect any financing, acquisition, corporate reorganization or merger or other transaction that is material to the Company and consolidated subsidiaries taken as a whole (a "VALID BUSINESS Reason"), (x) the Company may postpone filing a registration statement relating to the Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than 30 days, and (y) in case a Demand Registration Statement has been filed relating to the Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may postpone amending or supplementing such Demand Registration Statement or require the Holders to suspend the disposition of Registrable Securities pursuant to the Demand Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 30 days (such period of postponement or suspension under subclause (x) or (y) of this clause (d), the "POSTPONEMENT PERIOD"); and the Company shall give written notice of its determination to postpone a Demand Registration Statement or suspend the disposition of Registrable Securities and of the fact that the Valid Business Reason for such postponement or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone a Demand Registration Statement or suspend the disposition of Registrable Securities after the expiration of any Postponement Period until 12 months after the expiration of such Postponement Period;

         (e) if the Company shall give any notice of postponement of any Demand Registration Statement or the suspension of the disposition of Registrable Shares pursuant to subsection 2.2(d), the Company shall not, during the period of postponement or the suspension of the disposition of Registrable Shares, register any Class B Shares, other than
                  (i) in connection with the Valid Business Reason, or (ii) pursuant to a registration statement on Form S-4 or S-8 or F-4 or F-8, respectively, or F-10 (provided, in the case of a registration statement on Form F-10, the registration relates to an exchange offer or a business combination) (or an equivalent registration form then in effect). Each Holder agrees that, upon receipt of any notice from the Company that the Company has determined to suspend the disposition of Registrable Shares pursuant to subsection 2.2(d) above, such Holder will discontinue its disposition of Registrable Shares pursuant to the Demand Registration Statement. If the Company shall give any notice of postponement of a Demand Registration Statement or the suspension of the disposition of Registrable Shares, the Company


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                                      -7-


                  shall, at such time as the Valid Business Reason that caused such postponement or suspension no longer exists, (x) use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Shares covered by the withdrawn or postponed registration statement in accordance with this Section 2 as soon as reasonably practicable but in no event later than 60 days after the date of the postponement (unless the Demanding Holder shall have withdrawn such request) and such registration shall not be withdrawn or postponed pursuant to subsection 2.2(d) above and shall have remained effective for a period of 180 days or (y) in the case of a suspension, notify the Holders that the suspension has been terminated and that the Holders may continue the disposition of Registrable Shares pursuant to the Demand Registration Statement. In the event of a suspension of the distribution of the Registrable Shares pursuant to this subsection 2.2(e) after a Demand Registration Statement has become effective, the 180 day effectiveness referred to in subsection 6.1(a)(i) will be extended by a period equal to the total number of days for which the distribution of Registrable Shares included in the Demand Registration Statement was suspended;

         (f) if a Demand Registration Statement is postponed by the Company pursuant to subsection 2.2(d), upon notice to the Demanding Holder of the termination of the Postponement Period, the Demanding Holder shall be entitled to withdraw the relevant Demand Registration Request and, provided the Demanding Holder reimburses the Company for all Expenses incurred by the Company in connection with such registration, the Company shall not be considered to have effected an effective registration for the purposes of this Agreement;

         (g) the Holders holding an aggregate of 50% or more of the Registrable Shares to be included in a Demand Registration shall have the right to withdraw a Demand Registration Request made pursuant to subsection 2.1(a) at any time prior to (i) the execution of an underwriting agreement with respect to an underwritten offer, or (ii) the effective date of the relevant Demand Registration Statement and such Demand Registration Statement shall be withdrawn and, provided that each of the Holders whose Registrable Shares were to be included in such Demand Registration reimburse the Company for their pro rata portion of all Expenses incurred by the Company in connection with such registration, the Company shall not be considered to have effected an effective registration for the purposes of this Agreement;

         (h) the Company, subject to Sections 5 and 8, may elect to include in any Secondary Offer Registration Statement (i) authorized but unissued Class B Shares and (ii) any other Class B Shares which are requested to be included in such registration pursuant to the exercise of Additional Piggyback Rights;


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         (i)      subject to subsection 2.2(g), a Demand Registration shall not be deemed to have been effected until the applicable Demand Registration Statement shall have become effective and remained effective (and not subject to any stop order, injunction, or other order or requirement of the SEC or any other government agency or court for any reason) for a period of 180 days; and

         (j) in connection with any Demand Registration, the Demanding Holder shall have the right to designate the managing underwriter for such registration, provided that such managing underwriter is reasonably satisfactory to the Company. To the extent required by applicable law, a qualified independent underwriter (as defined in Conduct Rule 2720 of the NASD Manual) shall be retained.

                                   SECTION 3

                             PIGGYBACK REGISTRATIONS

3.1 After the Registrable Shares have been listed for trading on the NYSE, if, at any time (other than in connection with a U.S. Initial Public Offering), the Company proposes or is required to register any Class B Shares or other securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or an exchange offer, merger or consolidation, other business combination or recapitalization or (ii) a Demand Registration under Section 2) on a registration statement on Form S-1, Form S-2 or Form S-3 or Form F-1, Form F-2 or Form F-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to the Purchaser and all other Holders. Upon the written request of any Holder, made within 20 days following the delivery of any such written notice to the Purchaser and all other Holders (which request shall specify the maximum number of Registrable Shares intended to be disposed of by such Holder) (a "PIGGYBACK REQUEST"), the Company shall, subject to Sections 3.2, 5 and 8 hereof, use its reasonable best efforts to cause all such Registrable Shares to be registered (a "PIGGYBACK REGISTRATION") under the Securities Act (with the securities which the Company at the time proposes or is required to register) to permit the sale or other disposition by such Holder (in accordance with the intended method of distribution thereof) of such Registrable Shares. There is no limitation on the number of Piggyback Registrations which the Company is obligated to effect. No registration effected under this Section 3.1 shall relieve the Company of its obligations to effect a Demand Registration.

3.2 If, at any time after giving written notice of its intention to register any Class B Shares or other securities pursuant to Section 3.1 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written



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                                      -9-


notice of such determination to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such abandoned registration, without prejudice, however, to the rights of the Holders under Section 2, (ii) in the case of a determination to delay such registration of its securities, shall be permitted to delay the registration of such Registrable Shares for the same period as the delay in registering such other securities, and (iii) the applicable Holders shall be entitled to continue such registration as a Demand Registration pursuant to Section 2 following a decision by the Company not to register.

3.3 Any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement and (ii) such withdrawal shall be irrevocable.

                                   SECTION 4

                  PARTICIPATION IN U.S. INITIAL PUBLIC OFFERING

4.1 If the Company determines to engage in a U.S. Initial Public Offering, then the Company shall so notify the Purchaser and all other Holders at least 45 days prior to the date on which it proposes to file a registration statement in respect thereof with the SEC. The Holders and Company shall have the same rights and obligations in connection with any such offering as each would have under this Agreement in connection with a Piggyback Registration pursuant to Section 3, except that if a reduction in the size of the U.S. Initial Public Offering is deemed necessary for the reasons set forth in Section 5.2, then the Company shall include in such offering (in the following priority):

         (a)      all Class B Shares that the Company proposes to offer;

         (b) to the extent that the number of Class B Shares to be offered by the Company in the U.S. Initial Public Offering is less than the Section 5.2 Sale Number, the Class B Shares of the Liberty Entities (if applicable) (it being understood that if the aggregate number of Class B Shares to be included pursuant to subsection 4.1(a) and this subsection 4.1(b) exceeds the
                  Section 5.2 Sale Number, then the number of Class B Shares to be included pursuant to this subsection 4.1(b) shall be reduced accordingly, and the Class B Shares to be included pursuant to this subsection 4.1(b) shall be allocated as such Liberty Entities may agree or, absent such an agreement, on a pro rata basis among all such Liberty Entities, based on the ratio of (i) the number of Registrable Shares then properly requested to be included in such secondary offering by each such Liberty Entity to (ii) the aggregate number of Registrable Shares then properly requested to be included in such secondary offering by all such Liberty



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                                      -10-



                  Entities). Notwithstanding the foregoing, upon notice thereof to the Company, a Liberty Entity may elect to have its Class B Shares allocated on a pro rata basis with each of the Holders participating in the U.S. Initial Public Offering in accordance with subsection 4.1(c); and

         (c) to the extent that the number of Class B Shares to be included pursuant to subsections 4.1(a) and (b) is less than the
                  Section 5.2 Sale Number, any other Class B Shares of the Holders (it being understood that if the number of Class B Shares to be included pursuant to subsections 4.1(a) and (b) and this subsection 4.1(c) exceeds the Section 5.2 Sale Number, then the number of Class B Shares to be registered or qualified on behalf of each Holder participating in the U.S. Initial Public Offering in accordance with this subsection 4.1(c) shall be reduced accordingly and the Class B Shares to be included shall be allocated as such Holders may agree or, absent such an agreement, on a pro rata basis among all such Holders, based on the ratio of (i) the number of Class B Shares then properly requested to be included in such secondary offering by each such Holder to (ii) the aggregate number of Class B Shares then properly requested to be included in such secondary offering by all such Holders.

4.2 The parties hereto agree that the rights accorded to the Holders under this
Section 4 are in addition to, and not in derogation of, any other rights accorded to the Holders under this Agreement.

                                   SECTION 5

                            ALLOCATION OF SECURITIES
                       INCLUDED IN REGISTRATION STATEMENTS

5.1 ALLOCATION FOR DEMAND REQUESTS. If a Demand Registration Request involves an underwritten offering and the manager of such offering (the "MANAGER") advises the Company in writing that, in its view, the number of securities requested to be included in such registration by the Holders, or any other persons (including those Class B Shares requested by the Company or by holders exercising Additional Piggyback Rights to be included in such registration), exceeds the largest number (the "SECTION 5.1 SALE NUMBER") that can be sold in an orderly manner in such offering within a price range acceptable to the Demanding Holder, the Company shall include in such registration (in the following priority):

         (a) to the extent of the Section 5.1 Sale Number, all Registrable Shares requested by Liberty Entities to be included in the Demand Registration (it being understood that if the aggregate number of Class B Shares to be included pursuant to this subsection 5.1(a) exceeds the Section 5.1 Sale Number, then the number of such Class B Shares shall be reduced accordingly, and the Class B Shares to be included shall be allocated as such Liberty Entities may agree, or absent such an agreement, on a pro rata basis among all such Liberty Entities, based on the ratio of (i) the number of Registrable Shares then properly requested to be included in the Demand Registration by each such Liberty Entity to (ii) the aggregate number of Registrable Shares then properly requested to be included in such Demand Registration by all such Liberty Entities). Notwithstanding the foregoing, upon notice thereof to the Company, a Liberty Entity may elect to have its Class B Shares allocated on a pro rata basis with each of the Holders to be included in the Demand Registration in accordance with subsection 5.1(b);

         (b) to the extent that the number of Registrable Shares to be included pursuant to subsection 5.1(a) is less than the
                  Section 5.1 Sale Number, all Registrable Shares requested by all Holders to be included in the Demand Registration (it being understood that if the aggregate number of Class B Shares to be included pursuant to subsection 5.1(a) and this subsection 5.1(b) exceeds the Section 5.1 Sale Number, then the number of such Class B Shares to be included pursuant to this subsection 5.1(b) shall be reduced accordingly, and such Class B Shares to be included shall be allocated as such Holders may agree or, absent such an agreement, on a pro rata basis among all such Holders, based on the ratio of (i) the number of Registrable Shares then properly requested to be included in such Demand Registration by each such Holder to
                  (ii) the aggregate number of Registrable Shares then properly requested to be included in such Demand Registration by all such Holders);

         (c) to the extent that the aggregate number of Registrable Shares to be included pursuant to subsections 5.1(a) and (b) is less than the Section 5.1 Sale Number, all Class B Shares that the Company proposes to register; and

         (d) to the extent that the aggregate number of Class B Shares to be included pursuant to subsections 5.1(a), (b) and (c) is less than the Section 5.1 Sale Number, any other Class B Shares that the holders thereof propose to register pursuant to the exercise of Additional Piggyback Rights.

If the number of Registrable Shares as to which the Holders have invoked their Demand Registration right is greater than the Section 5.1 Sale Number, then the Demanding Holder may elect to withdraw its Demand Registration Request; provided, however, that (x) such request must be made in writing prior to the execution of the underwriting agreement, (y) such withdrawal shall be irrevocable and (z) the Demanding Holder shall not be deemed to have made a Demand Registration Request for purposes of subsection 2.2(c) or Section 7.2.

5.2 ALLOCATION FOR PIGGYBACK REQUESTS. If any Piggyback Request involves an underwritten offering and the Manager advises the Company in writing that, in its view, the aggregate number of securities requested to be included in such offering exceeds the number (the "SECTION 5.2 SALE NUMBER") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration (in the following priority):

         (a) all Class B Shares that the Company proposes to register for its own account;

         (b) if the number of Class B Shares being registered pursuant to subsection 5.2(a) is zero, then all Class B Shares requested to be included in such Piggyback Registration pursuant to the exercise of Other Demand Rights;

         (c) to the extent that the aggregate number of securities being included pursuant to subsections 5.2(a) and (b) is less than the Section 5.2 Sale Number:

                  (i) all Registrable Shares that are the subject of a Piggyback Request; and

                  (ii) if the number of securities to be included pursuant to clause (i) is not zero, all Class B Shares, if any, requested to be included in such Piggybank Registration pursuant to the exercise of Other Demand Rights;

                  (it being understood that if adding the number of Class B Shares proposed to be included pursuant to this subsection 5.2(c) would cause the aggregate number of securities being included in the Piggybank Registration to exceed the Section
                  5.2 Sale Number, then the number of Class B Shares to be included pursuant to this subsection 5.2(c) shall be reduced accordingly, and allocated on a pro rata basis among all Persons exercising rights under this clause (c), based on the ratio of (A) the number of Class B Shares then properly requested to be included in such Piggyback Registration by each such Person to (B) the aggregate number of Class B Shares then properly requested to be included in such Piggyback Registration by all such Persons); and

         (d) to the extent that the aggregate number of securities being registered pursuant to subsections 5.2(a) through (c) is less than the Section 5.2 Sale Number, all Class B Shares requested to be included by any Person pursuant to the exercise of Additional Piggyback Rights.

                                    SECTION 6

                             REGISTRATION PROCEDURES

6.1 If the Company files a Secondary Offering Registration Statement, the following provisions shall apply:

         (a) If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect any Demand Registration or Piggyback Registration, the Company, shall, within the time periods specified in Section 2 or 3, as applicable:

                  (i) prepare and file with the SEC a Secondary Offer Registration Statement on an appropriate registration form of the SEC for the disposition of applicable Registrable Shares in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration with respect to Registrable Shares, be available for the sale of the Registrable Shares by the Electing Holders; such Secondary Offering Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Secondary Offering Registration Statement to become effective and remain effective for 180 days thereafter in the case of a Demand Registration (provided, however, that before filing a Secondary Offering Registration Statement or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will, in the case of a Demand Registration, furnish to counsel for the Electing Holders and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any Secondary Offering Registration Statement or amendment or supplement thereto to which the Demanding Holder or the underwriters, if any, shall reasonably object in writing);

                  (ii) promptly prepare and file with the SEC such amendments and supplements to such Secondary Offering Registration Statement used in connection therewith as may be necessary to keep such Secondary Offering Registration Statement effective for such period (which shall not be required to exceed 180 days in the case of a Demand Registration or a Piggyback Registration) as each Electing Holder shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such Secondary Offering Registration Statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (iii) furnish, without charge (except with respect to Non-Liberty Demand Registration Requests, in which circumstances the Demanding Holder shall be responsible for 50% of the relevant costs), to each Electing Holder and each underwriter, if any, of the securities covered by such Secondary Offering Registration Statement such number of copies of such registration statement and each amendment and supplement thereto (in each case including all exhibits) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Electing Holder (the Company hereby consenting to the use in accordance with all applicable laws of each such Secondary Offering Registration Statement (or amendment or post-effective amendment thereto) by each such Electing Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such Secondary Offering Registration Statement or prospectus);

                  (iv) use its reasonable best efforts to register or qualify the Registrable Shares covered by such Secondary Offering Registration Statement under such other securities or "blue sky" laws of such jurisdictions as any Electing Holder or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Shares in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph 6.1(a)(iv), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (v) promptly notify each Electing Holder and each managing underwriter, if any: (A) when the appropriate Secondary Offering Registration Statement or any pre-effective amendment or post-effective amendment to such Secondary Offering Registration Statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or state securities authority for amendments or supplements to such Secondary Offering Registration Statement or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Secondary Offer Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;
                           (E) of the existence of any fact of which the Company becomes aware which results in the Secondary Offering Registration Statement or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (F) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (E), the Company shall, if required by applicable law, promptly prepare and furnish to each Electing Holder and each underwriter, if any, a reasonable number of copies of a Secondary Offering Registration Statement supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Shares, such registration statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (vi) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (within the meaning of Rule 158 under the Securities Act), as soon as reasonably practicable after the effective date of the Secondary Offering Registration Statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the Secondary Offering Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (vii) (A) cause all such Registrable Shares covered by such Secondary Offering Registration Statement to be listed on the principal United States securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Shares is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to either cause all such Registrable Shares to be listed on a United States national securities exchange or to secure designation of all such Registrable Shares as a NASDAQ "national market system security" within the meaning of Rule 11 Aa2-1 of the Exchange Act, or, failing that, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Shares in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such Registrable Shares with the NASD;

                  (viii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares covered by such Secondary Offering Registration Statement not later than the effective date of such Secondary Offering Registration Statement;

                  (ix) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Shares participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares; the Electing Holders shall be a party to such underwriting agreement and may, at their option, require that the Company make to and for the Electing Holders' benefit the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings;

                  (x) use its reasonable best efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's auditors in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Major Holder participating in such offering, and furnish to each Electing Holder and to each underwriter, if any, a copy of such opinion and letter addressed to such Electing Holder or underwriter;

                  (xi) deliver promptly to each Electing Holder and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Secondary Offering Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any Electing Holder, by any underwriter, if any, participating in any disposition to be effected pursuant to such Secondary Offering Registration Statement and by any attorney, accountant or other agent retained by such Electing Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information requested by any such seller, underwriter, attorney, accountant or agent, acting reasonably, in connection with such Secondary Offering Registration Statement;

                  (xii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Secondary Offering Registration Statement;

                  (xiii) provide a CUSIP number for all Registrable Shares of each class, not later than the effective date of the Secondary Offering Registration Statement;

                  (xiv) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Shares in any underwritten offering;

                  (xv) promptly prior to the filing of any document which is to be incorporated by reference into the Secondary Offering Registration Statement (after the initial filing of such Secondary Offering Registration Statement) provide copies of such document to counsel for the Electing Holders and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning information that pertains specifically to the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

                  (xvi) furnish to each Electing Holder and the managing underwriter, without charge (except with respect to Non-Liberty Demand Registration Requests, in which circumstances the Demanding Holder shall be responsible for 50% of the relevant costs), at least one signed copy of the Secondary Offering Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (xvii) cooperate with the Electing Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable shares to be sold, and cause such Registrable shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Shares to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Electing Holders at least three business days prior to any sale of Registrable Shares and instruct any transfer agent and registrar of Registrable Shares to release any stop transfer orders in respect thereof; and

                  (xviii) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Shares.

         (b) The Company may require as a condition precedent to the Company's obligations under this Section 6 that the Electing Holder as to which any registration is being effected furnish to the Company such information regarding such Electing Holder and the distribution of such securities as the Company may from time to time reasonably request, provided that such information shall be used only in connection with such registration.

         (c) Each Electing Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subparagraph 6.1(a)(v)(E), it will discontinue its disposition of Registrable Shares pursuant to the Secondary Offering Registration Statement covering such Registrable Shares until it receives the copies of the supplemented or amended Secondary Offer Registration Statement contemplated by subparagraph 6.1(a)(v)(F) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Secondary Offering Registration Statement covering such Registrable Shares that was in effect at the time of receipt of such notice. If the Company shall give any such notice, the applicable period mentioned in subparagraph 6.1(a)(i) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Shares covered by such Secondary Offering Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subparagraph 6.1(a)(v).

         (d) If any Secondary Offering Registration Statement or comparable statement under "blue sky" laws refers to any Electing Holder by name or otherwise as the holder of any securities of the Company, then such Electing Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Electing Holder and the Company, to the effect that the holding by such Electing Holder of such securities is not to be construed as a recommendation by such Electing Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Electing Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Electing Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Electing Holder.

                                   SECTION 7

                              REGISTRATION EXPENSES

7.1 "EXPENSES" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel,
(iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the reasonable fees and disbursements of one counsel for the Electing Holder(s) (selected by (x) the Demanding Holder, in the case of a registration pursuant to Section 2 and (y) the Major Holder, in the case of a registration pursuant to
Section 3), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company,
(ix) fees and expenses payable to any underwriter, and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

7.2 The Company shall (i) pay all Expenses with respect to any Piggyback Registration and with respect to three Demand Registrations requested by Demanding Holders (other than Non-Liberty Demand Registration Requests) and (ii) pay 50% of all Expenses with respect to any Demand Registration made by the Company pursuant to a Non-Liberty Demand Registration Request, and the Demanding Holder making such Non-Liberty Demand Registration Request shall pay the remaining 50% of such Expenses.

7.3 Notwithstanding the foregoing, (x) the provisions of this Section 7 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made, (y) in connection with any registration hereunder, each Electing Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of its Registrable Shares, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Electing Holder, and (z) the Company shall, in the case of all registrations under this Agreement, be responsible for all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

                                   SECTION 8

                   CERTAIN LIMITATIONS ON REGISTRATION RIGHTS

8.1 In the case of any Demand Registration or Piggyback Registration, if the Company has decided to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

                                   SECTION 9

             LIMITATIONS ON SALE OR DISTRIBUTION OF OTHER SECURITIES

9.1 Each Holder agrees that, if requested in writing by the Company or the managing underwriter, if any, of any registration effected pursuant to this Agreement, such Holder, if it then holds 5% or more of the then-outstanding Class B Shares, will not effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Class B Shares or of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) (such restriction on such sale or distribution being referred to herein as a "LOCK-UP") during the time period (a "LOCK-UP PERIOD") reasonably requested by the managing underwriter, not to exceed 90 days, or in the case of a U.S. Initial Public Offering, 120 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 or F-4 (if reasonably acceptable to the managing underwriter) or Form S-8 or F-8, or F-10 (provided that, in the case of a registration statement on Form F-10, the registration relates to an exchange offer or a business combination), or any successor or similar form which is then in effect) and agrees to cause each director and executive officer of the Company and each holder of any equity security or of any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree).

9.2 If the Company shall previously have received a request for registration pursuant to this Agreement or any Other Demand Rights, and if such previous registration shall not have been withdrawn or abandoned, then the Company shall not effect, and shall not be obliged to effect, any registration of any of its securities under the Securities Act (other than a registration on Form S-4 or Form S-8 or Form F-4 or F-8, respectively, or F-10 (provided that, in the case of a registration statement on Form F-10, the registration relates to an exchange offer or a business combination), or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 30 days, or in the case of a U.S. Initial Public Offering, 30 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

                                   SECTION 10

                                NO REQUIRED SALE

10.1 Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Shares pursuant to any effective registration statement.

                                   SECTION 11

                         REPRESENTATIONS AND WARRANTIES

11.1 The Company represents and warrants to, and agrees with, each Holder that:

         (a) each registration statement covering Registrable Shares and any amendments or supplements to any such registration statement, when it becomes effective or is filed with the SEC, as the case may be, and, in the case of an underwritten offering of Registrable Shares, at the time of closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Electing Holder, expressly for use therein; and

         (b) any documents incorporated by reference in any registration statement referred to in subsection 11.1(a) hereof, when they become or became effective or are or were filed with the SEC, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   SECTION 12

                                 INDEMNIFICATION

12.1 In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each Person who participates as an underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder or partner of such underwriter, and each other Person (a "CONTROLLING PERSON"), if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, "CLAIMS"), insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment thereof or supplement thereto under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

12.2 Each Holder and any underwriter shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 12.1) to the fullest extent permitted by law, the Company, its officers, directors, employees and shareholders with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, any Secondary Offering Registration Statement or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or such underwriter specifically for use therein, and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section
12.2 and Sections 12.3 and 12.4 shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Shares pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

12.3 Indemnification similar to that specified in Sections 12.1 and 12.2 (with appropriate modifications) shall be given by the Company, each seller of Registrable Shares and any underwriter with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

12.4 Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 12, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 12, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Agreement. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defence thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defence thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or
(ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defences available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defence as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defences available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

12.5 If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 12.1, 12.2 or 12.3, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 12.5 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 12.5. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this
Section 12.5 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 12.5 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections
12.2 and 12.3.

12.6 The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Shares by any such party.

12.7 The indemnification and contribution required by this Section 12 shall be made by periodic payments of the amount thereof during the course of the investigation or defence, as and when bills are received or expense, loss, damage or liability is incurred.

                                   SECTION 13

                             UNDERWRITTEN OFFERINGS

13.1 DEMAND REQUEST UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 2, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Demanding Holder, acting reasonably, and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and any other Holder participating therein and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder and any other Holder participating therein; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type. The form of underwriting agreement shall be subject to the approval of the Company, acting reasonably.

13.2 PIGGYBACK UNDERWRITTEN OFFERINGS. In the case of a Secondary Offering Registration Statement pursuant to Section 3, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Electing Holders' Registrable Shares to be included in such registration shall be subject to such underwriting agreement. Any Electing Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and any other Holder participating therein and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder and any other Holder participating therein. Such underwriting agreement shall also contain such representations and warranties by the Electing Holders as are customary in agreements of that type. The form of underwriting agreement shall be subject to the approval of the Company, acting reasonably.

                                   SECTION 14

                             RULE 144 AND RULE 144A

14.1 The Company covenants to the Holders that the Company shall (i) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder,
(ii) make available to each Holder of a "restricted security" (within the meaning of Rule 144(a)(3)) the information required by Rule 144A(d)(4), and
(iii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC; provided that nothing in this Section 14 shall require the Company to file reports under the Exchange Act prior to the time it shall have filed a registration statement under the Securities Act. Upon the request of any Holder in connection with such Holder's sale pursuant to Rule 144 or Rule 144A, the Company shall deliver to such Holder a written statement as to whether it has complied with the requirements of Rule 144 or Rule 144A, as the case may be. The Company will comply with the foregoing provisions, mutatis mutandis, with respect to each Canadian province in which it is a reporting issuer.

                                   SECTION 15

                         NOMINEES FOR BENEFICIAL OWNERS

15.1 If Registrable Shares are held by a Holder as a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder for purposes of any request or other action pursuant to this Agreement; provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

                                   SECTION 16

                                  MISCELLANEOUS

16.1 NO INCONSISTENT AGREEMENTS. The Company represents and warrants to the Purchaser that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of the Purchaser, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to Registrable Shares or any other securities which would be inconsistent with the rights granted in this Agreement or would otherwise conflict with the provisions hereof, other than any Lock-up agreement with the underwriters in connection with any registered offering effected hereunder.

16.2 SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Holders may be irreparably harmed by any such failure, and accordingly agree that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

16.3 NOTICES. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (a)      if to the Company, to:

                  Corus Entertainment Inc.
                  16th Floor
                  BCE Place, Bay-Wellington Tower
                  181 Bay Street, Suite 1630
                  Toronto, ON M5J 2T3

                  Telecopy: (416) 920-1947
                  Attention: President and Chief Executive Officer with a copy to:

                  Davies, Ward & Beck
                  P.O. Box 63, Suite 4400
                  1 First Canadian Place
                  Toronto, ON M5X 1B1

                  Telecopy: (416) 863-0871
                  Attention: Jeffrey O. Palmer

         (b)      if to the Purchaser, to:

                  Liberty CJR, Inc.
                  9197 South Peoria Street
                  Englewood, Colorado 80112 U.S.A.

                  Telecopy: (720) 875-5858
                  Attention: Elisa Erickson

                  with a copy to:

                  Sherman & Howard L.L.C.
                  3000 First Interstate Tower North
                  633 Seventeenth Street
                  Denver, Colorado 80202 U.S.A.

                  Telecopy:  (303) 298-0940
                  Attention: Amy Hirter

All such notices, requests, consents and other communications shall be deemed to have been given when received.

16.4 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. The Company acknowledges and agrees that a Holder may transfer any or all of its Registrable Securities to any Person (a "TRANSFEREE"); provided, however, that if any Person shall acquire Registrable Shares from the a Holder in any manner, whether by operation of law, pursuant to this Agreement or otherwise, such Transferee shall promptly notify the Company and such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. Any such successor or Transferee shall agree in writing to acquire and hold the Registrable Shares acquired from a Holder subject to all of the terms hereof. If a Holder shall acquire additional Registrable Shares, such Registrable Shares shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

16.5 SURVIVAL. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of the Purchaser, any Holder, any director, officer or partner of the Purchaser or any Holder, any agent or underwriter or any director, officer or partner thereof, or any Controlling Person of any of the foregoing, and shall survive delivery of and payment for the Class B Shares pursuant to the Purchase Agreement.

16.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

16.7 WAIVER OF JURY TRIAL. The issuer hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement.

16.8 SUBMISSION TO JURISDICTION. If any action, proceeding or litigation shall be brought by the Purchaser or any Holder in order to enforce any right or remedy under this Agreement, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent subject matter jurisdiction in the State of Delaware. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

16.9 HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All section references are to this Agreement unless otherwise expressly provided.

16.10 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understanding between the parties with respect to its subject matter. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

16.11 INSPECTION. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all Holders of Registrable Shares and the addresses of such Holders shall be made available for inspection and copying on any business day to the Purchaser for any proper purpose (which shall include any purpose related to its rights under this Agreement) at the offices of the Company at the address thereof set forth in
Section 16.3 above.

16.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

16.13 ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

16.14 REQUIRED ACTION. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.


                                 CORUS ENTERTAINMENT INC.



                                 By /s/ TOM PEDDIE
                                    -------------------------------------
                                    Name:   Tom Peddie
                                    Title:  Senior Vice President and Chief
                                            Financial Officer

                                 LIBERTY CJR, INC.



                                 By /s/ DAVID A. JENSEN
                                    -------------------------------------
                                    Name:  David A. Jensen
                                    Title: Vice President